Exhibit 3.1

ARTICLES OF ORGANIZATION

OF

MCC NEWSPAPERS, LLC

Article 1.

The name of the limited liability company is MCC NEWSPAPERS, LLC (hereinafter “Company”).

Article 2.

Management of the Company is vested in one or more managers selected in accordance with such operating agreement agreed to by the members of the Company or the Georgia Limited Liability Company Act.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization.

This 5th day of September, 2001.

/s/

Mark S. Burgreen, Organizer, MCC Newspapers, LLC

AMENDMENT TO ARTICLES OF ORGANIZATION OF

MCC NEWSPAPERS, LLC

(a Georgia limited liability company)

CHANGING ITS NAME TO

MORRIS PUBLISHING GROUP, LLC

(a Georgia limited liability company)

ARTICLE I

The name of the limited liability company is “MCC Newspapers, LLC” (the “Company”).

ARTICLE II

The Company’s Articles of Organization were filed with the Secretary of State of the State of Georgia on September 6, 2001.

ARTICLE III

The Articles of Organization are amended to change and reflect the new name of the Company, “Morris Publishing Group, LLC”.

EXECUTED AND EFFECTIVE as of the [    ] day of July, 2003.

MCC NEWSPAPERS, LLC

/s/

By: Craig S. Mitchell
As its: Vice President, Secretary, Treasurer & Chief Financial Officer

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